Exhibit 99.1
Avago Technologies Limited Announces Fourth Quarter And
Fiscal Year 2010 Financial Results
•	Net revenue up 4 percent sequentially to $572 million

•	GAAP Income from Operations rose 7 percent sequentially to $145 million; Non-GAAP Income from Operations rose 4 percent sequentially to $171 million

•	Board of Directors declares an interim dividend of $0.07 per ordinary share
SAN JOSE, Calif., and SINGAPORE — December 2, 2010 — Avago Technologies Limited (Nasdaq: AVGO), a leading supplier of analog interface components for communications, industrial and consumer applications, today reported financial results for its fourth quarter and fiscal year 2010, ended October 31, 2010, and provided guidance for the first quarter of fiscal year 2011.
Fourth Quarter Fiscal Year 2010 GAAP Results
Net revenue was $572 million, an increase of 4 percent compared with the previous quarter, and up 34 percent from the same quarter last year.
Gross margin was $276 million, or 48.3 percent of net revenue. This compares with gross margin of $263 million, or 47.8 percent of net revenue last quarter, and gross margin of $178 million, or 41.6 percent of net revenue in the same quarter last year.
Operating expenses were $131 million. This compares with $128 million in the prior quarter and $173 million in the same quarter the previous year. Included in the fourth quarter prior year results was a $54 million advisory agreement termination fee paid to the Company’s sponsors in connection with its initial public offering.
Fourth quarter net income was $164 million, or $0.66 per diluted share. Net income for the fourth quarter includes a discrete tax benefit of $28.7 million, associated with the redemption of our Senior Subordinated Notes. This compares with net income of $123 million, or $0.50 per diluted share last quarter, and a net loss of ($21) million, or ($0.09) per diluted share in the same quarter last year.
The Company’s cash balance at the end of the fourth quarter was $561 million, compared to $367 million at the end of the prior quarter. The increase in cash over the previous quarter is primarily due to $217 million of cash generated from operations.
Fourth Quarter Fiscal Year 2010 Non-GAAP Results
Gross margin was $291 million, or 50.9 percent of net revenue. This compares with gross margin of $280 million, or 50.9 percent of net revenue last quarter, and gross margin of $192 million, or 44.9 percent of net revenue in the same quarter last year.
Net income was $190 million, or $0.76 per diluted share, which includes the aforementioned $28.7 million discrete tax benefit, or $0.11 per diluted share. This compares with net income of $152 million, or $0.61 per diluted share last quarter, and net income of $72 million, or $0.29 per diluted share in the same quarter last year.

Avago Technologies Limited Announces Fourth Quarter and Fiscal Year 2010 Financial Results

Fourth Quarter Fiscal Year 2010 Non-GAAP Results				Change
(Dollars in millions, except EPS)	Q4 10	Q3 10	Q4 09	Q/Q	Y/Y
Net Revenue	$572	$550	$428	+4%	+34%
Gross Margin	50.9%	50.9%	44.9%	+0bps	+600bps
Operating Expenses	$120	$116	$103	+$4	+$17
Net Income	$190	$152	$72	+$38	+$118
Earnings Per Share — Diluted	$0.76	$0.61	$0.29	+$0.15	+$0.47
“During the fourth quarter we delivered another record revenue quarter while maintaining Non-GAAP gross margin and operating margin of 50% and 30%, respectively,” said Hock Tan, President and CEO of Avago Technologies Limited. “Also, after the quarter ended we completed the redemption of the remaining outstanding indebtedness of the Company, leaving us debt-free.”
Other Quarterly Data

	Percentage of Net Revenue			Growth Rates
Net Revenues by Target Market	Q4 10	Q3 10	Q4 09	Q/Q	Y/Y
Wireless Communications	38	38	44	6%	16%
Industrial & Automotive	30	31	22	1%	86%
Wired Infrastructure	25	22	24	15%	37%
Consumer & Computing Peripherals	7	9	10	-22%	-9%

Key Statistics	Q4 10	Q3 10	Q4 09
(Dollars in millions)
Cash From Operations	$217	$137	$46
Depreciation	$21	$20	$21
Amortization	$19	$20	$19
Capital Expenditures	$30	$22	$20
Days Sales Outstanding	45	46	40
Inventory Days On Hand	61	62	62
Fiscal Year 2010 Financial Results
Net revenue grew 41 percent to $2.1 billion when compared to fiscal 2009. GAAP gross margin was $966 million, or 46.2 percent of net revenue versus $560 million, or 37.7 percent of net revenue in fiscal year 2009. GAAP net income was $415 million, or $1.69 per diluted share. This compares with a GAAP net loss of ($44) million, or ($0.20) per diluted share in fiscal year 2009.
Non-GAAP gross margin was $1.0 billion, or 49.1 percent of net revenue compared with $629 million, or 42.4 percent of net revenue in fiscal year 2009. Non-GAAP net income of $547 million, or $2.19 per diluted share, compared with $147 million, or $0.66 per diluted share, last fiscal year.

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Avago Technologies Limited Announces Fourth Quarter and Fiscal Year 2010 Financial Results

Fiscal Year Non-GAAP Results			Change
(Dollars in millions, except EPS)	2010	2009	Y/Y
Net Revenue	$2,093	$1,484	+41%
Gross Margin	49.1%	42.4%	+670bps
Operating Expenses	$454	$398	+$56
Net Income	$547	$147	+$400
Earnings Per Share — Diluted	$2.19	$0.66	+$1.53
In addition, the Board of Directors declared an interim cash dividend of 7 cents ($0.07) per ordinary share. The dividend is payable on December 30, 2010, to shareholders of record, at the close of business Eastern Time, on December 15, 2010.
First Quarter Fiscal Year 2011 Business Outlook
Based on current business trends, the outlook for the first fiscal quarter of 2011, ending January 30, 2011, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Net Revenue	Down 3% to 6%		Down 3% to 6%
Gross Margin	47.5% plus/minus 75bpts	$16M	50.5% plus/minus 75bpts
Operating Expenses	$132M	$12M	$120M
Interest and Other	$22M	$19M	$3M
Taxes	$4M		$4M
Diluted Share Count	252M		255M
Reconciling items include $15 million of amortization of acquisition-related intangibles and $1 million of share-based compensation expenses at the Gross Margin line, $5 million of amortization of acquisition-related intangibles and $7 million of share-based compensation at the Operating Expenses line and $14 million in debt redemption premium and $5 million in previously unamortized debt issuance costs at the Interest and Other line.
Capital expenditures for the first quarter are expected to be in the range of $32 million to $37 million. For the full year fiscal 2011, capital expenditures are expected to be in the range of $90 to $110 million. Depreciation for the first quarter is expected to be $20 million and amortization is expected to be $20 million.
The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. Actual results will vary from the guidance and the variations may be material. We undertake no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

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Avago Technologies Limited Announces Fourth Quarter and Fiscal Year 2010 Financial Results
Financial Results Conference Call
Avago Technologies Limited will host a conference call to review its financial results for the fourth quarter and fiscal year 2010, and to provide guidance for the first quarter of fiscal year 2011, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial 866-800-8651; International 617-614-2704. The passcode is 46488249. A replay of the call will be available through December 9, 2010. To access the replay dial 888-286-8010; International 617-801-6888 and reference the passcode: 96998712. A webcast of the conference call will also be available in the “Investors” section of Avago’s website at www.avagotech.com.
Non-GAAP Financial Measures
In addition to GAAP reporting, Avago provides investors with net income or loss, as well as gross margin and operating expenses, on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangibles, share-based compensation expense, restructuring charges, advisory agreement termination fees, selling shareholder expenses and debt extinguishment losses. Management does not believe that the excluded items are reflective of the Company’s underlying performance. The exclusion of these and other similar items from Avago’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Avago believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.
About Avago Technologies Limited
Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products. Our product portfolio is extensive and includes over 6,500 products in four primary target markets: wireless communications, wired infrastructure, industrial and automotive electronics and consumer and computing peripherals.
Cautionary Note Regarding Forward-Looking Statements
This announcement contains forward-looking statements which address our expected future business and financial performance. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding future events, technology developments or enforceability of our intellectual property rights; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties that could materially affect future results and our ability to declare and pay dividends include cyclicality in the semiconductor industry or in our target markets; the recent economic downturn and financial crisis and their impact on our business, results of operations, and financial condition quarterly and annual fluctuations in operating results; our competitive performance

4

Avago Technologies Limited Announces Fourth Quarter and Fiscal Year 2010 Financial Results
and ability to continue achieving design wins with our customers; our ability to generate cash sufficient to fund our research and development, capital expenditures and other business needs; our increased dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our dependence on contract manufacturing and outsourced supply chain; loss of our significant customers; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and any associated increases in litigation expenses; any expenses associated with resolving customer product and warranty claims; costs associated with and our ability to achieve the growth prospects and synergies expected from our acquisitions; delays and challenges associated with integrating acquired companies with our existing businesses; our ability to improve our cost structure through our manufacturing outsourcing program; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Quarterly Report on Form 10-Q filed on September 2, 2010 and other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.
The Company’s cash dividend policy and the payment of future cash dividends are subject to the Board’s continuing determination that the dividend policy and the declaration of dividends thereunder are in the best interests of the Company’s shareholders, and are in compliance with all laws and agreements to which the Company is subject or party, applicable to the declaration and payment of dividends. In addition to these constraints, the payment of cash dividends in the future, if any, will depend upon such factors as the Company’s earnings levels, capital requirements, contractual restrictions, cash position and overall financial condition and any other factors deemed relevant by the Board of Directors.
# # #
Contacts:
Avago Technologies Ltd.
Jacob Sayer, 408-435-7400
VP Business Development and Investor Relations
investor.relations@avagotech.com

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AVAGO TECHNOLOGIES LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Quarter ended			Year ended
	October 31,	August 1,	November 1,	October 31,	November 1,
	2010	2010	2009	2010	2009
Net revenue	$572	$550	$428	$2,093	$1,484
Cost of products sold:
Cost of products sold	282	271	236	1,068	855
Amortization of intangible assets	14	15	14	58	58
Restructuring charges	—	1	—	1	11

Total cost of products sold	296	287	250	1,127	924

Gross margin	276	263	178	966	560

Research and development	75	71	65	280	245
Selling, general and administrative	51	51	43	196	165
Amortization of intangible assets	5	5	5	21	21
Restructuring charges	—	1	2	3	23
Advisory agreement termination fee	—	—	54	—	54
Selling shareholder expenses	—	—	4	—	4

Total operating expenses	131	128	173	500	512

Income from operations	145	135	5	466	48
Interest expense	(7)	(8)	(19)	(34)	(77)
Loss on extinguishment of debt	—	—	(9)	(24)	(8)
Other income (expense), net	—	—	1	(2)	1

Income (loss) before income taxes	138	127	(22)	406	(36)
Provision for (benefit from) income taxes	(26)	4	(1)	(9)	8

Net income (loss)	$164	$123	$(21)	$415	$(44)

Net income (loss) per share:
Basic	$0.69	$0.51	$(0.09)	$1.74	$(0.20)
Diluted	$0.66	$0.50	$(0.09)	$1.69	$(0.20)

Shares used in per share calculations:
Basic	239	239	235	238	219
Diluted	248	247	235	246	219

Share-based compensation included in:
Cost of products sold	$1	$1	$—	$3	$—
Research and development	3	2	1	8	4
Selling, general and administrative	3	4	4	14	8

	$7	$7	$5	$25	$12

AVAGO TECHNOLOGIES LIMITED
NON-GAAP FINANCIAL SUMMARY — UNAUDITED(1)
(IN MILLIONS, EXCEPT PERCENTAGES AND PER SHARE DATA)

	Quarter ended			Year ended
	October 31,	August 1,	November 1,	October 31,	November 1,
	2010	2010	2009	2010	2009
Net revenue	$572	$550	$428	$2,093	$1,484
Gross margin	291	280	192	1,028	629
% of net revenue	51%	51%	45%	49%	42%
Research and development	$72	$69	$64	$272	$241
Selling, general and administrative	$48	$47	$39	$182	$157

Total operating expenses	$120	$116	$103	$454	$398
% of net revenue	21%	21%	24%	22%	27%
Income from operations	$171	$164	$89	$574	$231
Interest expense	$(7)	$(8)	$(19)	$(34)	$(77)

Net income	$190	$152	$72	$547	$147
Net income per share — diluted	$0.76	$0.61	$0.29	$2.19	$0.66
Shares used in per share calculation — diluted	251	251	246	250	224

(1)	A reconciliation of the non-GAAP measures presented above to GAAP financial data appears on the next page. These non-GAAP measures are provided in addition to and not as a substitute for measures of financial performance prepared in accordance with GAAP. The financial summary excludes amortization of acquisition-related intangibles, share-based compensation, restructuring charges, advisory agreement termination fees, selling shareholder expenses and loss on extinguishment of debt.

AVAGO TECHNOLOGIES LIMITED
FINANCIAL RECONCILIATION: GAAP TO NON-GAAP — UNAUDITED
(IN MILLIONS)

	Quarter ended			Year ended
	October 31,	August 1,	November 1,	October 31,	November 1,
	2010	2010	2009	2010	2009
Net income (loss) on GAAP basis	$164	$123	$(21)	$415	$(44)

Amortization of acquisition-related intangibles	19	20	19	79	79
Share-based compensation expense	7	7	5	25	12
Restructuring charges	—	2	2	4	34
Advisory agreement termination fee	—	—	54	—	54
Selling shareholder expenses	—	—	4	—	4
Loss on extinguishment of debt	—	—	9	24	8

Net income on Non-GAAP basis	$190	$152	$72	$547	$147

Gross margin on GAAP basis	$276	$263	$178	$966	$560
Amortization of acquisition-related intangibles	14	15	14	58	58
Share-based compensation expense	1	1	—	3	—
Restructuring charges	—	1	—	1	11

Gross margin on Non-GAAP basis	$291	$280	$192	$1,028	$629

Research and development on GAAP basis	$75	$71	$65	$280	$245
Share-based compensation expense	3	2	1	8	4

Research and development on Non-GAAP basis	$72	$69	$64	$272	$241

Selling, general and administrative on GAAP basis	$51	$51	$43	$196	$165
Share-based compensation expense	3	4	4	14	8

Selling, general and administrative on Non-GAAP basis	$48	$47	$39	$182	$157

Total operating expenses on GAAP basis	$131	$128	$173	$500	$512
Amortization of acquisition-related intangibles	5	5	5	21	21
Share-based compensation expense	6	6	5	22	12
Restructuring charges	—	1	2	3	23
Advisory agreement termination fee	—	—	54	—	54
Selling shareholder expenses	—	—	4	—	4

Total operating expenses on Non-GAAP basis	$120	$116	$103	$454	$398

Income from operations on GAAP basis	$145	$135	$5	$466	$48
Amortization of acquisition-related intangibles	19	20	19	79	79
Share-based compensation expense	7	7	5	25	12
Restructuring charges	—	2	2	4	34
Advisory agreement termination fee	—	—	54	—	54
Selling shareholder expenses	—	—	4	—	4

Income from operations on Non-GAAP basis	$171	$164	$89	$574	$231

Shares used in per share calculation — diluted on GAAP basis	248	247	235	246	219
Non-GAAP adjustment	3	4	11	4	5

Shares used in per share calculation — diluted on Non-GAAP basis(1)	251	251	246	250	224

(1)	The shares used in the diluted per share calculations on a Non-GAAP basis exclude the impact of share-based compensation attributable to future services and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

AVAGO TECHNOLOGIES LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(IN MILLIONS)

	October 31,	November 1,
	2010	2009 (1)
ASSETS

Current assets:
Cash and cash equivalents	$561	$472
Trade accounts receivable, net	285	186
Inventory	189	162
Other current assets	52	44

Total current assets	1,087	864
Property, plant and equipment, net	281	264
Goodwill	172	171
Intangible assets, net	573	647
Other long-term assets	44	24

Total assets	$2,157	$1,970

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$198	$154
Employee compensation and benefits	82	55
Accrued interest	12	25
Capital lease obligations — current	2	2
Other current liabilities	41	33
Current portion of long-term debt	230	364

Total current liabilities	565	633

Long-term liabilities:
Long-term debt	—	230
Capital lease obligations — non-current	4	3
Other long-term liabilities	83	64

Total liabilities	652	930

Shareholders’ equity:
Ordinary shares, no par value	1,450	1,393
Retained earnings (accumulated deficit)	59	(356)
Accumulated other comprehensive income (loss)	(4)	3

Total shareholders’ equity	1,505	1,040

Total liabilities and shareholders’ equity	$2,157	$1,970

(1)	Amounts for the year ended November 1, 2009 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN MILLIONS)

	Quarter ended			Year ended
	October 31,	August 1,	November 1,	October 31,	November 1,
	2010	2010	2009	2010	2009
Cash flows from operating activities:
Net income (loss)	$164	$123	$(21)	$415	$(44)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Depreciation and amortization	40	40	40	159	160
Amortization of debt issuance costs	1	—	1	2	4
Non-cash portion of restructuring charges	—	—	—	—	1
Impairment of investment	—	—	—	—	2
Loss on extinguishment of debt	—	—	9	8	8
Loss on disposal of property, plant and equipment	1	—	1	2	2
Share-based compensation	7	7	5	25	12
Tax benefits of share-based compensation	—	—	1	—	1
Excess tax benefits from share-based compensation	(1)	—	(1)	(2)	(1)
Changes in assets and liabilities, net of acquisitions and dispositions:
Trade accounts receivable	(6)	(27)	(8)	(96)	—
Inventory	(4)	(6)	(9)	(26)	27
Accounts payable	19	(3)	9	23	(16)
Employee compensation and benefits	13	10	8	27	(19)
Other current assets and current liabilities	6	(8)	(13)	(16)	(39)
Other long-term assets and long-term liabilities	(23)	1	24	(11)	41

Net cash provided by operating activities	217	137	46	510	139

Cash flows from investing activities:
Purchase of property, plant and equipment	(30)	(22)	(20)	(79)	(57)
Acquisitions and investment, net of cash acquired	—	(8)	—	(9)	(7)
Purchase of intangible assets	—	—	(1)	—	(1)
Proceeds from disposal of property, plant, and equipment	—	1	—	2	—
Proceeds from sale of discontinued operations	—	—	—	—	2

Net cash used in investing activities	(30)	(29)	(21)	(86)	(63)

Cash flows from financing activities:
Debt repayments	—	—	(112)	(364)	(114)
Issuance of ordinary shares, net of issuance costs	6	3	304	28	304
Repurchase of ordinary shares	—	—	—	—	(6)
Cash settlement of equity awards	—	—	—	—	(1)
Payment on capital lease obligation	(1)	—	—	(2)	(1)
Excess tax benefits from share-based compensation	2	—	1	3	1

Net cash provided by (used in) financing activities	7	3	193	(335)	183

Net increase in cash and cash equivalents	194	111	218	89	259
Cash and cash equivalents at the beginning of period	367	256	254	472	213

Cash and cash equivalents at end of period	$561	$367	$472	$561	$472